Earnings Release

Mastercard Incorporated Reports First-Quarter 2021 Financial Results

•First-quarter net income of $1.8 billion, or diluted earnings per share (EPS) of $1.83
•First-quarter adjusted net income of $1.7 billion, or adjusted diluted EPS of $1.74
•First-quarter net revenue of $4.2 billion, an increase of 4%, or 2% on a currency-neutral basis
•First-quarter gross dollar volume up 8% and purchase volume up 10%
Purchase, NY - April 29, 2021 - Mastercard Incorporated (NYSE: MA) today announced financial results for the first-quarter 2021.
“We started the year with good momentum, delivering positive net revenue growth this quarter, and are encouraged by the return of domestic spending levels to pre-pandemic trends,” said Michael Miebach, Mastercard CEO. “We continued to execute against our strategic objectives, as we signed notable new deals and broadened existing relationships with key global partners. We’ve made strong progress in delivering on our multi-rail strategy, as we integrate the Finicity and Nets corporate services teams. And, we continue to invest for the long-term, adding to our trust and digital identity capabilities with the planned acquisition of Ekata.”
Quarterly Results

First-Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q1 2021	Q1 2020	Reported GAAP	Currency-neutral
Net revenue	$4.2	$4.0	4%	2%
Operating expenses	$2.0	$1.8	9%	6%
Operating income	$2.2	$2.2	(1)%	(1)%
Operating margin	52.9%	55.2%	(2.3) ppt	(1.8) ppt
Effective income tax rate	16.5%	14.8%	1.8 ppt	1.8 ppt
Net income	$1.8	$1.7	8%	8%
Diluted EPS	$1.83	$1.68	9%	10%

Key First-Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q1 2021	Q1 2020	As adjusted	Currency-neutral
Net revenue	$4.2	$4.0	4%	2%
Adjusted operating expenses	$2.0	$1.8	9%	7%
Adjusted operating margin	52.9%	55.3%	(2.4) ppt	(2.0) ppt
Adj. effective income tax rate	16.9%	14.9%	2.0 ppt	2.0 ppt
Adjusted net income	$1.7	$1.8	(6)%	(6)%
Adjusted diluted EPS	$1.74	$1.83	(5)%	(5)%
1. The Key First-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 9 (“Special Items”) and/or currency. See page 9 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q1 2021 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume[2]	Switched transactions[2]
(local currency basis)	(local currency basis)
up 8%	down 17%	up 9%
2. Growth rates normalized to eliminate the effects of differing switching and carryover days between periods.

The following additional details are provided to aid in understanding Mastercard’s first-quarter 2021 results, versus the year-ago period:
•Net revenue increased 4%, or 2% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. The increase was driven by the impact of the following factors:
•Gross dollar volume growth of 8%, on a local currency basis, to $1.7 trillion.
•Switched transactions growth of 9%.
•Other revenues growth of 27% on both an as reported and currency-neutral basis. This includes a 3 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•These increases to net revenue were partially offset by:
◦Cross-border volume decline of 17% on a local currency basis.
◦Rebates and incentives growth of 6%, or 4% on a currency-neutral basis, primarily due to new and renewed deals and increased volumes, partially offset by mix.
•Total operating expenses increased 9%. Excluding the impact of Special Items, adjusted operating expenses also increased 9%, or 7% on a currency-neutral basis. This includes a 4 percentage point increase from acquisitions and a 3 percentage point increase related to the differential in hedging gains and losses versus the year-ago period. Excluding these items, expenses were flat versus the year-ago period.
•Other income (expense) was favorable $217 million versus the year-ago period, primarily due to net unrealized gains recorded on equity investments in the current period versus net unrealized losses in the prior period. Excluding this activity, adjusted other income (expense) was unfavorable $51 million versus the year-ago period, primarily due to increased interest expense related to debt issuances.
•The effective tax rate for the first quarter of 2021 was 16.5%, versus 14.8% for the comparable period in 2020. The adjusted effective tax rate for the first quarter of 2021 was 16.9%, versus 14.9% for the comparable period in 2020, primarily due to lower discrete benefits related to share-based payments.
•As of March 31, 2021, the company’s customers had issued 2.8 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the first quarter of 2021, Mastercard repurchased approximately 3.9 million shares at a cost of $1.4 billion and paid $439 million in dividends. Quarter-to-date through April 26, the company repurchased approximately 1.1 million shares at a cost of $418 million, which leaves $8.1 billion remaining under the current repurchase program authorizations.

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First-Quarter 2021 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its first-quarter 2021 results. The dial-in information for this call is 833-714-0894 (within the U.S.) and 778-560-2664 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 8269413.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:
•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption; account-based payment systems and issuer practice legislation and regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global coronavirus (COVID-19) pandemic and containment taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payment system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions

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•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, banking industry consolidation, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.
Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Gina Accordino	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended March 31,
	2021	2020
	(in millions, except per share data)
Net Revenue	$4,155	$4,009
Operating Expenses
General and administrative	1,676	1,494
Advertising and marketing	119	154
Depreciation and amortization	163	144
Provision for litigation	—	6
Total operating expenses	1,958	1,798
Operating income	2,197	2,211
Other Income (Expense)
Investment income	1	16
Gains (losses) on equity investments, net	94	(174)
Interest expense	(107)	(69)
Other income (expense), net	5	3
Total other income (expense)	(7)	(224)
Income before income taxes	2,190	1,987
Income tax expense	362	294
Net Income	$1,828	$1,693

Basic Earnings per Share	$1.84	$1.68
Basic weighted-average shares outstanding	994	1,005
Diluted Earnings per Share	$1.83	$1.68
Diluted weighted-average shares outstanding	998	1,010

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Consolidated Balance Sheet (Unaudited)
	March 31, 2021	December 31, 2020
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$7,246	$10,113
Restricted cash for litigation settlement	586	586
Investments	489	483
Accounts receivable	2,648	2,646
Settlement due from customers	1,678	1,706
Restricted security deposits held for customers	1,759	1,696
Prepaid expenses and other current assets	1,999	1,883
Total current assets	16,405	19,113
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,441 and $1,390, respectively	1,850	1,902
Deferred income taxes	459	491
Goodwill	7,051	4,960
Other intangible assets, net of accumulated amortization of $1,551 and $1,489, respectively	3,321	1,753
Other assets	5,714	5,365
Total Assets	$34,800	$33,584

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$476	$527
Settlement due to customers	1,297	1,475
Restricted security deposits held for customers	1,759	1,696
Accrued litigation	841	842
Accrued expenses	5,200	5,430
Current portion of long-term debt	649	649
Other current liabilities	1,253	1,228
Total current liabilities	11,475	11,847
Long-term debt	13,221	12,023
Deferred income taxes	391	86
Other liabilities	3,260	3,111
Total Liabilities	28,347	27,067

Commitments and Contingencies

Redeemable Non-controlling Interests	28	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,397 and 1,396 shares issued and 984 and 987 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	4,949	4,982
Class A treasury stock, at cost, 413 and 409 shares, respectively	(38,024)	(36,658)
Retained earnings	40,140	38,747
Accumulated other comprehensive income (loss)	(738)	(680)
Mastercard Incorporated Stockholders' Equity	6,327	6,391
Non-controlling interests	98	97
Total Equity	6,425	6,488
Total Liabilities, Redeemable Non-controlling Interests and Equity	$34,800	$33,584

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Consolidated Statement of Cash Flows (Unaudited)
	Three Months Ended March 31,
	2021	2020
	(in millions)
Operating Activities
Net income	$1,828	$1,693
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	338	237
Depreciation and amortization	163	144
(Gains) losses on equity investments, net	(94)	174
Share-based compensation	65	52
Deferred income taxes	33	26
Other	11	20
Changes in operating assets and liabilities:
Accounts receivable	(70)	(3)
Settlement due from customers	28	1,831
Prepaid expenses	(562)	(331)
Accrued litigation and legal settlements	(2)	(62)
Restricted security deposits held for customers	63	148
Accounts payable	(15)	(102)
Settlement due to customers	(178)	(1,564)
Accrued expenses	(163)	(622)
Net change in other assets and liabilities	18	218
Net cash provided by operating activities	1,463	1,859
Investing Activities
Purchases of investment securities available-for-sale	(155)	(74)
Purchases of investments held-to-maturity	(38)	(45)
Proceeds from sales of investment securities available-for-sale	72	179
Proceeds from maturities of investment securities available-for-sale	23	64
Proceeds from maturities of investments held-to-maturity	79	65
Purchases of property and equipment	(65)	(131)
Capitalized software	(79)	(78)
Purchases of equity investments	(42)	(135)
Acquisition of businesses, net of cash acquired	(3,364)	—
Settlement of interest rate derivative contracts	—	(175)
Other investing activities	9	(177)
Net cash used in investing activities	(3,560)	(507)
Financing Activities
Purchases of treasury stock	(1,356)	(1,383)
Dividends paid	(439)	(403)
Proceeds from debt, net	1,282	3,959
Tax withholdings related to share-based payments	(121)	(131)
Cash proceeds from exercise of stock options	23	31
Other financing activities	5	27
Net cash (used in) provided by financing activities	(606)	2,100
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(101)	(88)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(2,804)	3,364
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	12,419	8,969
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$9,615	$12,333

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which primarily includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of designated foreign exchange derivative contracts related to the company’s cash flow hedging activities. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s designated cash flow foreign exchange derivative contracts is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended March 31, 2021
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,958	52.9%	$(7)	16.5%	$1,828	$1.83
(Gains) losses on equity investments [1]	**	**	(94)	0.4%	(87)	(0.09)
Non-GAAP	$1,958	52.9%	$(101)	16.9%	$1,741	$1.74

	Three Months Ended March 31, 2020
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$1,798	55.2%	$(224)	14.8%	$1,693	$1.68
(Gains) losses on equity investments [1]	**	**	174	0.1%	146	0.14
Litigation provisions [2]	(6)	0.2	**	—%	5	—
Non-GAAP	$1,792	55.3%	$(50)	14.9%	$1,844	$1.83

	Three Months Ended March 31, 2021 as compared to the Three Months Ended March 31, 2020
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	4%	9%	(2.3) ppt	1.8 ppt	8%	9%
(Gains) losses on equity investments [1]	**	**	**	0.3 ppt	(13)%	(13)%
Litigation provisions [2]	**	—%	(0.2) ppt	— ppt	—%	(1)%
Non-GAAP	4%	9%	(2.4) ppt	2.0 ppt	(6)%	(5)%
Currency impact [3]	(1)%	(3)%	0.5 ppt	— ppt	(1)%	(1)%
Non-GAAP - currency-neutral	2%	7%	(2.0) ppt	2.0 ppt	(6)%	(5)%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q1’21 and Q1’20, net gains of $94 million and net losses of $174 million, respectively, were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities.
Special Items
2. Q1’20 pre-tax charges of $6 million related to litigation settlements with U.K. merchants.
Other Notes
3. Represents the translational and transactional impact of currency and the related impact of the company’s designated foreign exchange cash flow hedging activities.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended March 31, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$518	9.7%	5.1%	$357	7.9%	7,099	12.3%	$161	(0.7)%	1,621	892
Canada	44	8.6%	2.4%	42	3.2%	648	(0.8)%	2	(13.6)%	4	64
Europe	503	7.5%	4.8%	350	7.5%	11,312	10.6%	153	(0.7)%	910	673
Latin America	103	(3.3)%	5.6%	69	11.8%	3,154	8.3%	34	(5.1)%	268	245
Worldwide less United States	1,167	7.5%	4.9%	818	7.8%	22,213	10.4%	350	(1.2)%	2,804	1,874
United States	544	13.6%	13.6%	479	14.0%	7,872	7.0%	65	10.6%	311	516
Worldwide	1,711	9.3%	7.5%	1,296	10.0%	30,085	9.5%	415	0.5%	3,114	2,390
Mastercard Credit and Charge Programs
Worldwide less United States	532	0.7%	(2.4)%	497	(1.5)%	10,116	4.3%	35	(13.7)%	146	725
United States	226	(0.5)%	(0.5)%	220	1.4%	2,414	(2.0)%	6	(41.0)%	6	249
Worldwide	758	0.3%	(1.8)%	717	(0.6)%	12,530	3.0%	41	(19.3)%	152	974
Mastercard Debit Programs
Worldwide less United States	636	13.9%	11.9%	321	26.1%	12,097	16.1%	315	0.4%	2,658	1,149
United States	318	26.3%	26.3%	259	27.4%	5,458	11.5%	59	21.6%	305	267
Worldwide	954	17.7%	16.3%	580	26.7%	17,555	14.7%	374	3.2%	2,963	1,416

	For the 3 Months ended March 31, 2020
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$472	2.9%	5.7%	$310	4.5%	6,319	13.0%	$162	8.1%	1,728	850
Canada	40	3.1%	4.1%	39	4.2%	653	7.0%	2	0.5%	5	61
Europe	467	9.1%	12.4%	313	12.6%	10,232	23.2%	154	11.9%	1,059	607
Latin America	107	1.9%	12.5%	70	16.9%	2,914	17.8%	37	4.9%	288	215
Worldwide less United States	1,086	5.4%	9.1%	732	9.0%	20,118	18.5%	355	9.3%	3,081	1,733
United States	479	6.3%	6.3%	420	7.2%	7,357	6.7%	59	0.2%	306	478
Worldwide	1,565	5.6%	8.2%	1,152	8.3%	27,475	15.1%	414	8.0%	3,388	2,211
Mastercard Credit and Charge Programs
Worldwide less United States	528	(0.4)%	3.8%	488	3.4%	9,699	12.6%	40	8.9%	179	705
United States	227	7.0%	7.0%	217	6.6%	2,464	9.5%	10	14.2%	9	243
Worldwide	755	1.7%	4.7%	705	4.4%	12,164	11.9%	50	9.9%	188	948
Mastercard Debit Programs
Worldwide less United States	558	11.4%	14.6%	244	22.0%	10,418	24.6%	315	9.4%	2,902	1,028
United States	252	5.6%	5.6%	203	7.7%	4,893	5.4%	49	(2.3)%	298	235
Worldwide	810	9.6%	11.6%	447	15.1%	15,311	17.7%	363	7.7%	3,200	1,263

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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